UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2026 (March 3, 2026)

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Belpointe PREP, LLC

(Exact name of registrant as specified in its charter)

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Delaware	001-40911	84-4412083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Glenville Road Greenwich, Connecticut		06831
(Address or principal executive offices)		(Zip Code)

(203) 883-1944

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on which registered
Class A units	OZ	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A to Belpointe PREP, LLC’s (“we,” “us,” “our,” or the “Company”) Current Report on Form 8-K filed on March 9, 2026 (the “Initial Report”), is being filed to amend and restate the disclosures set forth in the Initial Report to address a scrivener’s error related to the maturity date of the loans, and supersedes and replaces the content of the Initial Report in its entirety.

Item 1.01 Entry into a Material Definitive Agreement.

On March 3, 2026, Belpointe PREP, LLC (“we,” “us,” “our” or the “Company”), through our indirect wholly-owned subsidiary BPOZ 100 Tokeneke Holding, LLC, a Connecticut limited liability company (“BPOZ Tokeneke”), made a loan (the “BPOZ Tokeneke Loan”) in the principal amount of $5,000,000, evidenced by a convertible promissory note (the “BPOZ Tokeneke Note”), to 100 Tokeneke Road, LLC, a Connecticut limited liability company (“Tokeneke Road”). The BPOZ Tokeneke Loan bears interest at a rate of 3.6% per annum, computed on the basis of a 365/366-day year, and, unless earlier converted, is due and payable on March 3, 2028. The BPOZ Tokeneke Note is convertible, in whole or in part, in the sole discretion of BPOZ Tokeneke into that number of Class A units of 100 Tokeneke Partners, LLC, a Connecticut limited liability company (“Tokeneke Partners”) and direct holding company for Tokeneke Road, that equal the total amount then being converted, divided by $14.50 per Class A unit (the “Conversion Price”), subject to adjustment as provided in the BPOZ Tokeneke Note. The proceeds of the BPOZ Tokeneke Loan were immediately applied by Tokeneke Road in connection with consummation of its purchase of certain real property located at 100 Tokeneke Road, Darien, Connecticut (the “Property”).

Concurrently with our extension of the BPOZ Tokeneke Loan, Belpointe Tokeneke Investment, LLC, a Connecticut limited liability company indirectly owned by an entity in which certain immediate family members of the Company’s Chief Executive Officer hold a passive beneficial ownership interest (the “Related Party”), also made a loan (the “Related Party Loan”) in the principal amount of $3,250,000, evidenced by a convertible promissory note (the “Related Party Note”), to Tokeneke Road. The Related Party Loan bears interest at a rate of 3.6% per annum, computed on the basis of a 365/366-day year, and is due and payable on March 3, 2028. The Related Party Note contains a mandatory post-closing conversion clause which required $625,000 of the principal balance of the Related Party Loan be converted into Class A units in Tokeneke Partners (the “Mandatory Conversion”). Following the Mandatory Conversion the Related Party became the 50% beneficial owner of Tokeneke Partners. The remaining balance of the Related Party Note is convertible, in whole or in part, in the sole discretion of the Related Party into that number of Class A units of Tokeneke Partners that equal the total amount then being converted divided by the Conversion Price, subject to adjustment as provided in the Related Party Note. The proceeds of the Related Party Loan were immediately applied by Tokeneke Road in connection with consummation of its purchase of the Property.

In compliance with the Company’s Policy Regarding Transactions with Related Persons, Code of Business Conduct and Ethics and applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated there under and by the New York Stock Exchange American, the BPOZ Tokeneke Loan, BPOZ Tokeneke Note, Related Party Loan and Related Party Note were reviewed and approved by the Conflicts Committee of the Company’s Board of Directors.

The foregoing description of the BPOZ Tokeneke Note and Related Party Note does not purport to be complete and is qualified in its entirety by reference to the BPOZ Tokeneke Note and Related Party Note, copies of which will be filed as exhibits to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.

Item 9.01 Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2026

BELPOINTE PREP, LLC

By:	/s/ Brandon E. Lacoff
Brandon E. Lacoff
Chairman of the Board and Chief Executive Officer